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                                                                   Exhibit 10.27

                                            [handwritten in English]  Document B


                             TERMINATION AGREEMENT

                                    BETWEEN

 Artificial Life Europe AG (now Artificial Life Switzerland AG), 6362 STANSSTAD
 ------------------------------------------------------------------------------

                                   AS WELL AS

                  Artificial Life Solutions AG, 6363 STANSSTAD
                  -----------------------------

                 (HEREINAFTER TOGETHER CALLED ALIFE COMPANIES)
                                              ----------------

                                                                 on the one side

                                      and

               Mr. Bruno Gabriel, ALLMENDRASSE 11, 6375 BECKENNED
               -----------------

                            (HEREINAFTER CALLED BG)
                                                --


                                                              on the other side.





                                  INTRODUCTION
                                  ------------


On January 3, 1999, Artificial Life Europe AG (now Artificial Life Switzerland
AG) and BG concluded an employment contract, the employment relationship of which was afterwards transferred to Artificial Life Solutions AG (hereinafter called employment contract).

The employment contract shall be terminated by mutual consent as of August 31, 2000, with simultaneous conclusion of a separate consulting contract between Artificial Life Inc., Boston USA, the parent company of the Artificial Life Group (hereinafter called Alife), and BG. In the process, the agreements regarding employee participation with options on Alife shares shall be concluded between BG and Alife simultaneously with the employment contract (200,000 Alife shares) and in a second tranche afterwards in April 2000 (100,000 Alife shares) hereinafter called employment-participation agreements), and shall be further upheld for a certain time as if the employment contract were not terminated.

Thus said, the parties agree as follows:

1. The Alife companies and BG shall terminate the employment contract by mutual consent with effect as of August 31, 2000, according to the provisions of this dissolution agreement.

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2.  Until August 31, 2000, BG shall continue to perform the work in its entirety according to the employment contract under the existing salary and reimbursement for expenses with respect to the accumulated vacation claims.

3. As of August 31, 2000, BG shall resign from his position as delegate of the board of directors of Artificial Life Solutions AG and Artificial Life Europe AG (now Artificial Life Switzerland AG) and shall remain a member of the board of directors in those companies, without authorization to sign for the companies, under the consulting contract to be concluded separately.

Furthermore, it is emphasized that BG has resigned from his position as executive director of Artificial Life Russia GmbH, St. Petersburg (a subsidiary of Artificial Life Europe AG, Stansstad), in June 2000 (and approval by the Alife companies or Alife shall be granted based on the last received statement of account).

Furthermore, BG shall remain the manager of Netissimo.com AG in accordance with the provisions of the separately concluded consulting contract.

4. With the termination of the employment relationship, Artificial Life Solutions AG shall be obligated to pay BG a lump-sum severance pay of CHF 300,000.00 net, payable in 3 installments of 100,000.00 each at the end of August, end of November and end of December 2000.

The final salary payments (for the month of August, etc.) along with reimbursements for expenses must be paid to BG by September 10, 2000, at the latest. Within the same period, the BVG3 freedom-of-movement funds must be remitted to the freedom-of-movement account specified by BG or to the specified pension fund.

The company vehicle made available to BG (with the license plate NW 2628) shall be taken over, along with the leasing contract, by BG as of August 31, 2000. The license plate NW 2628 shall remain assigned to BG as it has been until now.

5. The Alife companies guarantee for themselves as well as for Alife that the employee-participation agreements with options on shares of Alife between BG and Alife, concluded in the year 1999 (200,000 Alife shares) and in the year 2000 (100,000 Alife shares) shall be vested immediately and can be exercised by BG until November 30, 2000, inclusively, in the amount of 300,000 Alife shares (entirely or partially or as periodically graduated tranches) as if the employment relationship were not terminated. Furthermore, it is guaranteed that BG can acquire the Alife shares under the options in the form of "registered common shares, listed at the NASDAQ," which are subject to no contractual sales restrictions on the part of Alife and other Alife companies.

The Alife companies guarantee for themselves as well as for Alife that during this time (until November 30, 2000 inclusively) BG can "cashlessly" exercise the options over 300,000 Alife shares in accordance with Paragraph 1 above such that the debt of BG to Alife after the exercise

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of options (striking price x number of Alife shares) is redeemed in settlement,
BG at the same time selling back (from the optionally brought Alife shares) a number of Alife shares to Alife which is given by the said debt divided by the current NASDAQ stock-exchange price (daily average price). The remainder of the optionally bought shares thus remains the unburdened property of BG.

If the consulting contract between Alife and BG mentioned in the introduction is prematurely terminated for any reason, then the obligations of the Alife companies and Alife according to this agreement shall remain effective, unaffected and unaltered.

6. BG declares that his return obligations will be fulfilled under the employment contract as of August 31, 2000, if business records and documents are not further required under the separate consultant contract and thus continue to remain in his possession.

7. This contract contains (together with the consulting contract) the full mutuality of assent by the parties. No collateral agreements were reached. Alterations and/or additions to this contract require the written form, including this proviso requiring the written form.

8. With the execution of these termination agreements, the parties declare themselves settled with respect to the employment contract. BG shall raise no claims in connection with the employment contracts against either Alife companies or organs (boards, directors, etc.) or employees of Alife companies, if and as long as these raise no claims against him in this matter.

Issued in three copies, two for Alife companies and one for BG


Stansstad, August 24, 2000
Artificial Life Europe AG (now Artificial Life Switzerland AG)
[signature]
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Artificial Life Solutions AG
[signature]
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In approval and acceptance of Item 3, Paragraph 2 and Item 5:

Artificial Life Inc., Boston
[signature]
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Bruno Gabriel
[signature]
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